UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
 Securities Exchange Act of 1934
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Associated Capital Group, Inc.
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ASSOCIATED CAPITAL GROUP, INC.
One Corporate Center
 Rye, New York 10580
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 3, 2017
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We are pleased to invite you to attend our second Annual Meeting of Shareholders to be held at the Belle Haven Club, 100 Harbor Drive, Greenwich, CT 06830 on Wednesday, May 3, 2017, at 8:00 a.m., local time.  At the meeting, we will ask shareholders:
1.	To elect seven directors to the Board of Directors to serve until the 2018 Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified;
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and
3.	To vote on any other business that properly comes before the meeting.
At the meeting, we will also review our 2016 financial results and outlook for the future and will answer your questions.
Shareholders of record at the close of business on March 24, 2017 are entitled to vote at the meeting or any adjournments or postponements thereof.  Please read the attached proxy statement carefully and vote your shares promptly whether or not you are able to attend the meeting.
We encourage all shareholders to attend the meeting.
By Order of the Board of Directors
KEVIN HANDWERKER
 Secretary

April 10, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 3, 2017.
This Notice, the Proxy Statement, and the 2016 Annual Report of Shareholders on Form 10-K are available free of charge on the following website: http://www.associated-capital-group.com/ir/Corporate-Governance.aspx

TABLE OF CONTENTS
PROPOSAL 1 ELECTION OF DIRECTORS	3
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	6
CORPORATE GOVERNANCE	7
INFORMATION REGARDING NAMED EXECUTIVE OFFICERS	12
COMPENSATION OF EXECUTIVE OFFICERS	13
Summary Compensation Table for 2015 and 2016	14
CERTAIN OWNERSHIP OF OUR STOCK	20
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	21
REPORT OF THE AUDIT COMMITTEE	26
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	27
SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING	28
OTHER MATTERS	28

ASSOCIATED CAPITAL GROUP, INC.
One Corporate Center
 Rye, New York 10580
________________
PROXY STATEMENT
________________
ANNUAL MEETING OF SHAREHOLDERS
________________
May 3, 2017
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INTRODUCTION; PROXY VOTING INFORMATION
Unless we have indicated otherwise, or the context otherwise requires, references in this proxy statement to “Associated Capital Group, Inc.,” “Associated Capital,” “the Company,” “AC,” “we,” “us” and “our” or similar terms are to Associated Capital Group, Inc., a Delaware corporation, its predecessors and its subsidiaries.
We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by the Board of Directors of Associated Capital (the “Board”) for use at our 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”) to be held at the Belle Haven Club, 100 Harbor Drive, Greenwich, CT 06830, on Wednesday, May 3, 2017, at 8:00 a.m., local time, and at any adjournments or postponements thereof. The purpose of the 2017 Annual Meeting is to elect directors, to ratify the appointment of the Company’s independent registered public accounting firm, and to act upon any other matters properly brought to the 2017 Annual Meeting. We are sending you this proxy statement, the proxy card, and our annual report on Form 10-K containing our financial statements and other financial information for the year ended December 31, 2016 (the “2016 Annual Report”) on or about April 10, 2017.  The 2016 Annual Report, however, is not part of the proxy solicitation materials.
Shareholders of record at the close of business on March 24, 2017, the record date for the 2017 Annual Meeting, are entitled to notice of and to vote at the 2017 Annual Meeting. On this record date, we had outstanding 5,054,529 shares of Class A Common Stock, par value $.001 per share (“Class A Stock”), and 19,195,649 shares of Class B Common Stock, par value $.001 per share (“Class B Stock”).
The presence, in person or by proxy, of a majority of the aggregate voting power of the shares of Class A Stock and Class B Stock outstanding on March 24, 2017 shall constitute a quorum for the transaction of business at the 2017 Annual Meeting. The Class A Stock and Class B Stock vote together as a single class on all matters. Each share of Class A Stock is entitled to one vote per share, and each share of Class B Stock is entitled to ten votes per share. Directors who receive a plurality of the votes cast at the 2017 Annual Meeting by the holders of Class A Stock and Class B Stock outstanding on March 24, 2017, voting together as a single class, will be elected to serve until the 2018 annual meeting of shareholders (“2018 Annual Meeting”) or until their successors are duly elected and qualified. Any other matters will be determined by a majority of the votes cast at the 2017 Annual Meeting.
Under the New York Stock Exchange rules, the proposal to approve the appointment of independent auditors is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of directors is a “non-discretionary” item. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval. Accordingly, broker non-votes will have no effect on the outcome of the vote for the election of directors. Abstentions will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and therefore will have no effect on the outcome of the vote for the election of directors, but will have the same effect as voting against the remaining proposals.
We will pay for the costs of soliciting proxies and preparing the 2017 Annual Meeting materials. We ask securities brokers, custodians, nominees and fiduciaries to forward meeting materials to our beneficial shareholders as of the record date and we will reimburse them for the reasonable out-of-pocket expenses they incur. Our directors, officers and staff members may solicit proxies personally or by telephone, facsimile, e-mail or other means but will not receive additional compensation for doing so.

If you are the beneficial owner, but not the record holder, of shares of our Class A Stock, your broker, custodian or other nominee may only deliver one copy of this proxy statement and our 2016 Annual Report to multiple shareholders who share an address unless we have received contrary instructions from one or more of such shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2016 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of this proxy statement and 2016 Annual Report, now or in the future, or who wishes to receive directions to the 2017 Annual Meeting, should submit this request by writing to our Secretary at Associated Capital Group, Inc., One Corporate Center, Rye, NY 10580-1422 or by calling our Secretary at (914) 921-3700. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, custodian or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.
All shareholders and properly appointed proxy holders may attend the 2017 Annual Meeting. Shareholders who plan to attend must present valid photo identification. If you hold your shares in a brokerage account, please also bring proof of your share ownership, such as a broker’s statement showing that you owned shares of the Company on the record date for the 2017 Annual Meeting or a legal proxy from your broker or nominee. A legal proxy is required if you hold your shares in a brokerage account and you plan to vote in person at the 2017 Annual Meeting. Shareholders of record will be verified against an official list available at the 2017 Annual Meeting. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date for the 2017 Annual Meeting.
The Board has selected each of Patrick Dennis and Kevin Handwerker to act as proxies. When you sign and return your proxy card, you appoint each of Messrs. Dennis and Handwerker as your representatives at the 2017 Annual Meeting. Unless otherwise indicated on the proxy, all properly executed proxies received in time to be tabulated for the 2017 Annual Meeting will be voted “FOR” the election of the nominees named below, “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm, and as the proxyholders may determine in their discretion with regard to any other matter properly brought before the meeting. You may revoke your proxy at any time before the 2017 Annual Meeting by delivering a letter of revocation to our Secretary at Associated Capital Group, Inc., One Corporate Center, Rye, NY 10580-1422, by properly submitting another proxy bearing a later date or by voting in person at the 2017 Annual Meeting. The last proxy you properly submit is the one that will be counted.
AVAILABILITY OF ANNUAL REPORT AND PROXY MATERIALS ON THE INTERNET
Associated Capital  makes available free of charge through its website, at www.associated-capital-group.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and amendments to such reports, as soon as reasonably practicable after such material is electronically filed with the Securities and Exchange Commission (“SEC”). Copies of certain of these documents may also be accessed electronically by means of the SEC’s home page at www.sec.gov.  Associated Capital also makes available on its website at http://www.associated-capital-group.com/ir/Corporate-Governance.aspx the charters for the Audit Committee, Compensation Committee, Governance Committee and Nominating Committee, as well as its Code of Business Conduct and Corporate Governance Guidelines. Print copies of these documents are available upon written request to our Secretary at Associated Capital Group, Inc., One Corporate Center, Rye, New York 10580-1422.
EMERGING GROWTH COMPANY
We are an “emerging growth company” under federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide certain of the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.  Nevertheless, we voluntarily elected to conduct such votes at the 2016 Annual Meeting and shareholders approved holding the vote on the compensation of our named executive officers every two years and such frequency was adopted by the Board.We will cease to be an emerging growth company, and, therefore, become ineligible to rely on the above exemptions, if we (a) have more than $1 billion in annual revenue in a fiscal year, (b) issue more than $1 billion of non-convertible debt over a three-year period or (c) become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur after: (i) we have filed at least one annual report; (ii) we have been an SEC-reporting company for at least 12 months; and (iii) the market value of our Class A Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

PROPOSAL 1

 ELECTION OF DIRECTORS
The Company’s current directors are as follows (ages are as of March 31, 2017)*:
Name	Age	Position

Mario J. Gabelli	74	Executive Chairman
Richard L. Bready	72	Director
Marc Gabelli	48	Director
Daniel R. Lee	60	Director
Bruce M. Lisman	70	Director
Frederic V. Salerno	73	Director
Salvatore F. Sodano	61	Vice Chairman

* In addition, Douglas R. Jamieson, 62, our Chief Executive Officer and President has been nominated and has agreed to stand for election as a director.

The Company’s Amended and Restated Bylaws provide that the Board shall consist of not less than three nor more than twelve directors, the exact number thereof to be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the members then in office. The Board has fixed the number of directors to be elected at the 2017 Annual Meeting at seven.
Our Nominating Committee recommended, and the Board approved, the nomination of (i) each of the current directors and (ii) Douglas R. Jamieson, for election to the Board, to hold office until the 2018 Annual Meeting or until their respective successors are duly elected and qualified.  Directors who receive a plurality of the votes cast at the 2017 Annual Meeting shall be elected. Mr. Marc Gabelli, however, is not standing for re-election to the Board. Each of the other nominees has consented to being named in the proxy statement and to serve if elected.

All properly executed proxies received in time to be tabulated for the 2017 Annual Meeting will be voted “FOR” the election of the nominees named above, unless otherwise indicated on the proxy. If any nominee becomes unable or unwilling to serve between now and the 2017 Annual Meeting, your proxies may be voted FOR the election of a replacement designated by the Board.
The following are brief biographical sketches of the seven nominees, including their principal occupations at present and for the past five years, as of March 31, 2017. All of the nominees, other than Mr. Jamieson, are currently directors.  Unless otherwise noted, the nominated directors have been officers of the organizations named below or of affiliated organizations as their principal occupations for more than five years.
The Board believes that each of the below persons possesses the necessary attributes, skills, qualifications and experience that are appropriate for them to serve as a director of the Company.  Our directors have held senior positions as leaders of various entities, demonstrating their ability to perform at the highest levels.  The expertise and experience of our directors enable them to provide broad knowledge and sound judgment concerning the issues facing the Company.
The Board has proposed all of the following nominees:
 Mario J. Gabelli has served as the Company’s Executive Chairman since the spin-off transaction from GAMCO Investors, Inc. (“GAMCO”) was completed on November 30, 2015.  In addition, Mr. Gabelli served as the Chief Executive Officer of the Company until November 10, 2016.  Mr. Gabelli has also served as Chairman, Chief Executive Officer, Chief Investment Officer—Value Portfolios and a director of GAMCO since November 1976. In connection with those responsibilities, he serves as director or trustee of registered investment companies managed by GAMCO and its affiliates. Mr. Gabelli also serves as the Chief Executive Officer and Chief Investment Officer of the Value Team of GAMCO Asset Management Inc., GAMCO’s wholly owned subsidiary. Mr. Gabelli was a portfolio manager for Teton Advisors, Inc. (‘‘Teton’’) from 1998 through February 2017. Teton is an asset management company which was spun-off from GAMCO in March 2009. Mr. Gabelli has served as Chairman of LICT Corporation (‘‘LICT’’), a public company engaged in broadband transport and other communications services, from 2004 to the present and has been the Chief Executive Officer of LICT since December 2010. He has also served as a director of CIBL, Inc. (‘‘CIBL’’), a holding company with operations in telecommunications that was spun-off from LICT in 2007, from 2007 to the present, and as the Chairman of Morgan Group Holding Co., a public holding company, from 2001 to the present. Mr. Gabelli was the Chief Executive Officer of Morgan Group Holding Co. from 2001 to November 2012. He has served as a director of ICTC Group, Inc., a rural telephone company serving southeastern North Dakota, from July 2013 to the present. In addition, Mr. Gabelli is the Chief Executive Officer, a director and the controlling shareholder of GGCP, Inc. (“GGCP”) a private company which owns a majority of the Associated Capital Class B Stock through GGCP Holdings, LLC (“Holdings”) an intermediate subsidiary of GGCP, and the Chairman of MJG Associates, Inc., which acts as an investment manager of various investment funds and other accounts. Mr. Gabelli serves as Overseer of the Columbia University Graduate School of Business and as a Trustee of Boston College and of Roger Williams University. He also serves as Director of The Winston Churchill Foundation, The E. L. Wiegand Foundation, The American-Italian Cancer Foundation and The Foundation for Italian Art & Culture. He is also Chairman of the Gabelli Foundation, Inc., a Nevada private charitable trust. Mr. Gabelli also previously served as Co-President of Field Point Park Association, Inc.

The Board believes that Mr. Gabelli’s qualifications to serve on the Board include his thirty-nine years of experience with the Company and its predecessors; his control of the Company through his ownership as the majority shareholder and his position as Executive Chairman  of the Company.
Richard L. Bready has been a director of the Company since the spin-off transaction from GAMCO was completed on November 30, 2015. Mr. Bready was a Director of GAMCO from May 2006 through December 31, 2015. Mr. Bready previously served as Chairman and Chief Executive Officer of Nortek, Inc., a manufacturer and distributor of building products for residential and commercial applications, from December 1990 until July 2011. He joined Nortek, Inc. in 1975 as Treasurer, was elected a director in 1976 and was appointed Executive Vice President and Chief Operating Officer in 1979. Prior to joining Nortek, Inc., Mr. Bready was an independent financial consultant and an audit manager with a major public accounting firm. He serves on the Board of Directors/Trustees of Professional Facilities Management, Inc., Providence Performing Arts Center, Rhode Island Public Expenditure Council (RIPEC), the National Conference of Christians and Jews, the YMCA of Greater Providence, Saint Anselm College, Johnson & Wales University, as Chairman of Roger Williams University and is a Trustee Emeritus of Trinity Repertory Company. Mr. Bready has also served as a director of the Bank RI since 2007 and Bancorp Rhode Island, Inc. since 2007, and is on the Advisory Board of Sterling Investment Partners. He is a Corporation Member and serves on the National Council, Alumni Executive Forum and Audit Committee of Northeastern University. Mr. Bready is also a Corporation Member of Rhode Island Hospital. Nortek, Inc. filed for a prepackaged bankruptcy on October 21, 2009 and emerged from bankruptcy on December 17, 2009.
The Board believes that Mr. Bready’s qualifications to serve on the Board include his former position as Chairman and Chief Executive Officer of Nortek, Inc. and his position as a director of other public companies and charitable organizations.
Douglas R. Jamieson has served as President and Chief Executive Officer of the Company since November 2016.  He also has served as President and Chief Operating Officer of GAMCO from August 2004 to November 2016.  He served as Executive Vice President and Chief Operating Officer of GAMCO Asset Management Inc. from 1986 to 2004 and has served as President and Chief Operating Officer of GAMCO Asset Management Inc. since 2004 and as a director of GAMCO Asset Management Inc. from 1991 to the present. Mr. Jamieson also serves as President and a director of Gabelli & Company Investment Advisers, Inc. (f/k/a Gabelli Securities, Inc.) ("GCIA") (a wholly owned subsidiary of the Company) and GAMCO Asset Management (UK) Ltd. (a wholly-owned subsidiary of GAMCO).  Mr. Jamieson served on the Board of Teton from 2005 through 2010.  Mr. Jamieson also serves as a director of several Investment Partnerships that are managed by GCIA. Mr. Jamieson was a securities analyst with Gabelli & Company, Inc. (now known as G.research, LLC) the broker-dealer subsidiary of Associated Capital, from 1981 to 1986.  He was a director of GGCP from December 2005 through December 2009, and served as an advisor to the GGCP board through 2010.
The Board believes that Mr. Jamieson’s qualifications to serve on our Board include his business and academic experience, his financial expertise, in addition to his experience serving as an executive officer of our Company and his investment experience.
Daniel R. Lee has been a director of the Company since the spin-off transaction from GAMCO was completed on November 30, 2015.  Mr. Lee served as a director of GCIA from August 2012 until August 2016 and as a director of Lynch Interactive Corporation from 2000 to 2005, and again from January 2010 to July 2013. He has also served in a number of senior executive and financial positions over the course of a long and distinguished business career.  Mr. Lee is currently the Chief Executive Officer, President and a director of Full House Resorts, Inc., a developer and manager of gaming properties headquartered in Las Vegas, NV.  He has held these positions since December 1, 2014. Previously, he served as Chairman and Chief Executive Officer of F.P. Holdings,  LP,  the  owner  and  operator  of  The  Palms  Casino  Resort  in  Las  Vegas,  NV,  from September 2013  to  July  2014.  Prior  to  that,  he  was  Managing  Partner  of  Creative  Casinos,  LLC,  a casino developer and operator of  gaming  casinos that he sold.  He also served as Chairman and Chief Executive Officer of Pinnacle Entertainment, Inc., a New York Stock Exchange listed company, from 2002-2009.  He  held  the  positions  of  Chief  Financial  Officer, Treasurer and Senior Vice President-Finance of Mirage Resorts, Inc., from 1992 to 1999. Previously, he was a Managing Director of a major brokerage firm and is a Chartered Financial Analyst.  Mr. Lee served as a director of ICTC Group, Inc., a rural telephone company serving southeastern North Dakota from June 2015 until December 2016. He served as a director of LICT, a company engaged in broadband transport and other communications services, from 2000 to 2005 and again from January 2010 to July 2013. Mr. Lee also serves as a director of Myers Industries Inc. (NYSE: MYE), a NYSE-listed company, since May 2016.  He previously served as a director of MYE from May 2013 to May 2015.

The Board believes that Mr. Lee’s substantial financial experience and expertise, his experience in the financial services industry, and his executive management experience as CEO of a large public corporation make him well-qualified to serve on the Company’s board.
Bruce M. Lisman has been a director of the Company since the spin-off transaction from GAMCO was completed on November 30, 2015.  Mr. Lisman has served as a director of National Life Group, a mutual life insurance company with approximately $2 billion in revenues, since 2004. Mr. Lisman has also served as a director of PC Construction, an engineering and construction company with approximately $500 million in annual revenues, since August 2013. In addition, he serves on the boards of American Forests and the Smithsonian Libraries. Mr. Lisman was Research Director (1984 to 1987) and Co-Head of the Institutional Equity Division (1987 to 2008) for Bear Stearns Companies Inc. With his leadership, revenues grew from $50 million to $2.37 billion; head count grew from 150 to 2,350; and product and distribution expanded from U.S.-only to operations in Europe, Latin America, Asia ex-China, and China.  Pretax income reached $670 million in 2007.  After Bear Stearns was acquired by JP Morgan Chase & Co. (NYSE: JPM) in 2008, he became Chairman of JP Morgan’s Global Equity Division, retiring in 2009.  He  also  was  responsible  for  Equity  Capital Markets and worked extensively  with  CEOs,  CFOs,  and  boards  of  directors  across  a  variety  of industries. Earlier in his career, Mr. Lisman was Director of Global Research at Lehman Brothers and before that he was an analyst covering banking companies (voted to Institutional Investor’s Analyst All Star Team  four times for banking industry analysis), as well as distribution, real estate, and capital goods companies. Mr. Lisman has served as a director of Myers Industries, Inc. (NYSE:  MYE) since April 2015. He also previously served on the boards of Central Vermont Public Service, a public company from 2004 to 2009, Merchants Bancshares (NasdaqGS:MBVT) from 2005 to 2016 and The Pep Boys – Manny, Moe & Jack (NYSE: PBY) from 2015 until 2016 when it was sold, Hewitt  School,  Pace  University,  HS  Broadcasting,  BRUT, Inc., Vermont Electric Power Company, Inc. (VELCO), STRYKE Trading, Shelburne Museum, and the Vermont Symphony Orchestra. Mr. Lisman graduated from the University of Vermont in 1969 and also served as its Chair for two years.
The Board believes that Mr. Lisman’s qualifications to serve on our Board include his extensive board experience as a chair, vice chair, and committee chair/member in a broad range of businesses and civic organizations, in addition to his experience serving as an executive officer and his investment experience.
Frederic V. Salerno has been a director of the Company since February 8, 2017.  Mr. Salerno is the former Vice Chairman of Verizon Communications, Inc. (“Verizon”) Before the merger of Bell Atlantic and GTE Corporation, Mr. Salerno was Senior Executive Vice President, Chief Financial Officer of Bell Atlantic and served in the Office of the Chairman from 1997 to 2001. Prior to joining Bell Atlantic, he served as Executive Vice President and Chief Operating Officer of New England Telephone from 1985 to 1987, President and Chief Executive Officer of New York Telephone from 1987 to 1991 and Vice Chairman, Finance and Business Development at NYNEX from 1991 to 1997.  Mr. Salerno is also a director of GGCP a private company which owns a majority of the Associated Capital Class B Stock through Holdings an intermediate subsidiary of GGCP.  Mr. Salerno currently serves on the Board of Directors of each of ICE, Akamai Technologies, Inc. and Florida Community Bank. He also previously served as a board member of National Fuel Gas Company, Popular, Inc., Viacom and CBS.
The Board believes that Mr. Salerno’s qualifications to serve on the Board include his former position as Vice Chairman of Verizon and his past and current positions as a director of other public and private companies and charitable organizations.
Salvatore F. Sodano has been a director and Vice Chairman of the Company since the spin-off transaction from GAMCO was completed on November 30, 2015.  Mr. Sodano has served as Vice Chairman at Broadridge Financial Solutions since June 2016, where he leads Broadridge Advisor Solutions ("BAS"). BAS provides enterprise and advisor digital marketing, communications, data aggregation and analytics to the wealth management industry. Mr. Sodano has served as chairman and chief executive officer of Worldwide Capital Advisory Partners, LLC ("Worldwide Capital ") since April 2013.  Worldwide Capital provides research and advisory services on corporate finance and investment activities, management, operations and technology matters. Since October 2012, Mr. Sodano has also served as a senior advisor to the chief executive officer of Burke & Quick Partners, where he previously served as chairman of strategy and business development from October 2012 to August 2013. Mr. Sodano has served as Vice Chairman and a member of the board of directors of GCIA a wholly owned subsidiary of the Company, from September 2014 through August 2016 and has served as Chairman of the Audit Committee of the board of directors of GCIA from January 2015 through August 2016.  In January 2015, Mr. Sodano also became Chairman of the Board of Directors and Chairman of the Executive Committee and the Executive Compensation Committee of Catholic Health Services, a 17,000-employee healthcare system. From June 2006 to June 2010, Mr. Sodano served as the Dean of the Frank G. Zarb School of Business at Hofstra University. Mr. Sodano also served as Chairman of Hofstra University's Board of Trustees for the maximum three one-year terms from October 2002 through October 2005. From 1997 to 2004, Mr. Sodano held increasingly senior roles at the National Association of Securities Dealers, Inc. (the 'NASD") and its affiliated companies. Mr. Sodano was serving as Deputy Chief Operating Officer and Chief Financial Officer of the NASD in 1998 when the NASD acquired the American Stock Exchange (the "AMEX"). From 1999 to 2000, Mr. Sodano simultaneously served as Chairman and Chief Executive Officer of the AMEX and Chief Operating Officer and Chief Financial Officer of the NASD.   He served as a member of the Board of Governors of the NASD from 1999 to 2004.  Mr. Sodano was appointed Vice Chairman of the NASD Board of Governors in 2000, at which point he relinquished his role as Chief Operating Officer and Chief Financial Officer of the NASD. Mr. Sodano served as Vice Chairman of the NASD Board of Governors and Chairman and Chief Executive Officer of the AMEX until it was sold in 2004. He remained Chairman of the AMEX until he retired in 2005. Mr. Sodano is the Sorin Distinguished Teaching Fellow at the Frank G. Zarb School of Business at Hofstra University.

The Board believes that Mr. Sodano’s qualifications to serve on our Board include his business and academic experience, his financial expertise, including his audit committee experience, his experience as a member of the GCIA board of directors and as Chairman of the GCIA Audit Committee.
Recommendation
The Board recommends that shareholders vote “FOR” all of the nominees to our Board.
Vote Required
Nominees who receive a plurality of the votes cast will be elected to serve as directors of the Company until the 2018 Annual Meeting or until their successors are duly elected and qualified.  Withhold votes and broker non-votes, if any, will have no effect on the outcome of this proposal.  Shareholders who return a signed proxy card but do not indicate how they wish to vote on Proposal 1 will be deemed to have voted “FOR” all nominees.
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
 INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
We are asking our shareholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants.  In accordance with our governance documents, the Board believes that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance.  In the event that the shareholders do not approve the selection of Deloitte & Touche LLP, the Audit Committee will reconsider the selection of Deloitte & Touche LLP.  Ultimately, however, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the independent auditors, whether or not the Company’s shareholders ratify the appointment.
For additional information regarding the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants, please see the section captioned “Independent Registered Public Accounting Firm” appearing elsewhere in this proxy statement.
Recommendation
The Board recommends that shareholders vote “FOR” ratification of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ended December 31, 2017.
Vote Required
Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast on the proposal.  Shareholders who return a signed proxy card but do not indicate how they wish to vote on Proposal 2 will be deemed to have voted FOR Proposal 2.  Broker non-votes, if any, will have no effect on the outcome of this proposal.  Abstentions, if any, will have the same effect as a vote against this proposal.

CORPORATE GOVERNANCE
Associated Capital continually strives to maintain the highest standards of ethical conduct: reporting results with accuracy and transparency and maintaining full compliance with the laws, rules and regulations that govern the Company’s businesses.  The Company is active in ensuring that its governance practices continue to serve the interests of its shareholders and remain at the leading edge of best practices.
 Determination of Director Independence
The Board has established guidelines which it uses in determining director independence and that are based on the director independence standards of the New York Stock Exchange. A copy of these guidelines can be found as Annex A.  These guidelines are also attached to the Board’s Corporate Governance Guidelines, which are available at the following website: http://www.associated-capital-group.com/ir/Corporate-Governance.aspx. A copy of these guidelines may also be obtained upon request from our Secretary.
In making its determination of independence with respect to Messrs. Bready, Lee and Lisman, the Board considered that from time to time, investment advisory affiliates of GAMCO have nominated and may continue to nominate them to the boards of directors of public companies and also Mr. Bready’s former service on the Board of Directors of GAMCO.  In making its determination of independence with respect to Messrs. Sodano, Salerno and Lee, the Board considered Mr. Salerno’s service on the board of directors of GGCP and Mr. Sodano’s and Mr. Lee’s former service on the board of directors of GCIA.
With respect to these relationships, the Board considered Messrs. Bready’s, Lee’s, Lisman’s, Salerno’s and Sodano’s lack of economic dependence on the Company and other personal attributes that need to be possessed by independent-minded directors. Based on these guidelines and considerations, the Board concluded that the foregoing directors were independent and determined that none of them had a material relationship with us which would impair his ability to act as an independent director.
The table below sets forth certain information regarding our current directors and the Committees on which they serve.

Name	Audit Committee	Governance Committee	Compensation Committee	Nominating Committee
Mario J. Gabelli				X (Chair)
Richard L. Bready	X		X (Chair)
Marc Gabelli				X
Frederic V. Salerno		X
Daniel R. Lee		X	X
Bruce M. Lisman	X	X (Chair)
Salvatore F. Sodano	X (Chair)
The Board’s Role in the Oversight of Risk
The Board’s oversight of risk is administered directly through the Board, as a whole, or through its Committees.  Various reports and presentations regarding risk management are presented to the Board including the procedures that the Company has adopted to identify and manage risk.  Each of the Board’s Committees addresses risks that fall within the Committee’s area of responsibility.  For example, the Audit Committee is responsible for “overseeing the quality and objectivity of Associated Capital’s financial statements and the independent audit thereof.”  The Audit Committee reserves time at each of its quarterly meetings to meet with the Company’s independent registered public accounting firm outside of the presence of the Company’s management. The Director of Internal Audit also is significantly involved in risk management evaluation and designs the Company’s internal audit programs to take account of risk evaluation and work in conjunction with the Chief Financial Officer.  The Director of Internal Audit reports directly to the Company’s Audit Committee.

Relationship of Compensation and Risk
The Compensation Committee of the Board works with the Executive Chairman and Chief Executive Officer in reviewing the significant elements of the Company’s compensation policies and programs for all staff.  They evaluate the intended behaviors each program is designed to incentivize to ensure that such policies and programs are appropriate for the Company.
The Board and Committees
During 2016, there were four meetings of the Board. Our Board has an Audit Committee, a Compensation Committee, a Governance Committee and a Nominating Committee. We are deemed to be a “controlled company” as defined by the corporate governance standards of the New York Stock Exchange by virtue of the fact that GGCP holds more than 50% of the voting power of the Company. As a result, we are exempt from the corporate governance standards of the New York Stock Exchange requiring that a majority of the Board be independent and that all members of the Governance, Nominating and Compensation Committees be independent.  While the Company is a controlled Company, the Board nevertheless is comprised of a majority of independent directors.
At least once each year, our independent directors meet in a separate executive session. Messrs. Bready and Lee serve as lead independent directors and chair the meetings of our non-management and independent directors.
The Audit Committee regularly meets with our independent registered public accounting firm to ensure that satisfactory accounting procedures are being followed and that internal accounting controls are adequate, reviews fees charged by the independent registered public accounting firm and selects our independent registered public accounting firm. Messrs. Sodano, Bready and Lisman, each of whom is an independent director as defined by the corporate governance standards of the New York Stock Exchange and the Company’s guidelines as set forth in Annex A, are members of the Audit Committee. The Board has determined that Mr. Sodano meets the standards of an “audit committee financial expert,” as defined by the applicable securities regulations. The Audit Committee met seven times during 2016. A copy of the Audit Committee’s charter is posted on our website at http://www.associated-capital-group.com/ir/Corporate-Governance.aspx. A shareholder may also obtain a copy of the charter upon written request from our Secretary delivered to our principal executive office.
The Compensation Committee reviews the amounts paid to the Executive Chairman for compliance with the terms of his employment agreement and generally reviews benefits and compensation for the other executive officers, including the Chief Executive Officer. It also administers our Stock Award and Incentive Plan. Messrs. Bready and Lee, each of whom is an independent director, are the members of the Compensation Committee. The Compensation Committee does not have a formal policy regarding delegation of its authority. The Compensation Committee met four times during 2016. A copy of the Compensation Committee’s charter is posted on our website at http://www.associated-capital-group.com/ir/Corporate-Governance.aspx. A shareholder may also obtain a copy of the charter upon written request from our Secretary delivered to our principal executive office.
The Governance Committee advises the Board on governance policies and procedures. Messrs. Lisman, Salerno and Lee, each of whom is an independent director, are the members of the Governance Committee.  The Governance Committee held three meetings during 2016.  A copy of the Governance Committee’s charter is posted on our website at http://www.associated-capital-group.com/ir/Corporate-Governance.aspx. A shareholder may also obtain a copy of the charter upon written request from our Secretary delivered to our principal executive office.
The Nominating Committee advises the Board on the selection and nomination of individuals to serve as directors of Associated Capital. Nominations for director, including nominations for director submitted to the committee by shareholders, are evaluated according to our needs and the nominee’s knowledge, experience and background. Currently, Mr. Mario Gabelli and Mr. Marc Gabelli are the members of the Nominating Committee. Neither Mr. Mario Gabelli nor Mr. Marc Gabelli is an independent director as defined by the corporate governance standards of the Company. During 2016, the Nominating Committee recommended the appointment of Mr. Frederic V. Salerno to the Board, that appointment was confirmed by the full Board effective February 8, 2017.  The Nominating Committee did not meet during 2015 because of the new status of the Company as a public company only as of November 30, 2015. As Mr. Marc Gabelli is not standing for reelection as a director of the Company at the 2017 Annual Meeting, the Board will appoint Mr. Frederic V. Salerno to the nominating committee.  A copy of the Nominating Committee’s charter is posted on our website at http://www.associated-capital-group.com/ir/Corporate-Governance.aspx. A shareholder may also obtain a copy of the charter upon written request from our Secretary delivered to our principal executive office.  The Nominating Committee has adopted the following policy regarding diversity: When identifying nominees as directors, the Committee will have a bias to have diverse representation of candidates who serve or have served as chief executive officers or presidents of public or private corporations or entities that are either for-profit or not-for-profit.  In accordance with its charter, the Nominating Committee will review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status, including but not limited to an employment change, and recommend whether or not the director should be re-nominated.  The Nominating Committee will review annually with the Board the composition of the Board as a whole and recommend, if necessary, measures to be taken.

Consideration of Director Candidates Recommended by Shareholders
Except as set forth in the Company’s Amended and Restated By-Laws, the Nominating Committee does not have a formal policy regarding the recommendation of director candidates by shareholders.  The Board believes it is appropriate not to have such a policy because GGCP holds the majority of the voting power.  Nevertheless, the Nominating Committee will consider appropriate candidates recommended by shareholders. Under the process described below, a shareholder wishing to submit such a recommendation should send a letter to our Secretary at One Corporate Center, Rye, NY 10580. The mailing envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications and otherwise comply with the requirements of our Amended and Restated By-Laws. At a minimum, candidates recommended for election to the Board must meet the independence standards of the New York Stock Exchange as well as any criteria used by the Nominating Committee. The Nominating Committee will consider and evaluate candidates recommended by shareholders in the same manner as it considers candidates from other sources. Acceptance of a recommendation does not imply that the committee will ultimately nominate the recommended candidate.
Process for the Consideration of Director Candidates Nominated by Shareholders and of Business Proposed by Shareholders
Associated Capital’s Amended and Restated By-Laws set forth the processes and advance notice procedures that shareholders of Associated Capital must follow, and specifies additional information that shareholders of Associated Capital must provide, when proposing director nominations at any annual or special meeting of Associated Capital’s shareholders or other business to be considered at an annual meeting of shareholders.  Generally, the Company’s Amended and Restated By-Laws provide that advance notice of shareholder nominations or proposals of business be provided to Associated Capital not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the preceding annual meeting of shareholders.  For the 2018 annual meeting of shareholders therefore, such notice of nomination or other business must be received at GAMCO’s principal executive offices between January 3, 2018 and February 2, 2018.
Article III, Paragraph 8 of Associated Capital’s Amended and Restated By-Laws sets out the procedures a shareholder must follow in order to nominate a candidate for Board membership. For these requirements, please refer to the Amended and Restated By-Laws as of November 19, 2015, filed with the Securities and Exchange Commission on November 25, 2015, as Exhibit 3.2 to a Current Report on Form 8-K. The Amended and Restated By-Laws are also available in the “Investor Relations” section of the Company’s website.
Director Attendance
During 2016, all of the directors attended at least 75% of the meetings of the Board and the Board committees of which he or she was a member.  Mr. Salerno was not a member of the Board until his election in February 2017.  Messrs. Mario J Gabelli, Richard Bready, Marc Gabelli, Daniel Lee, Bruce Lisman and Salvatore Sodano, attended our 2016 annual meeting of shareholders. We do not have a policy regarding directors’ attendance at our annual meetings.
Compensation of Directors
Neither Mr. Mario Gabelli nor Mr. Marc Gabelli received compensation for serving as a director of the Company in 2016. All non-executive directors (which does not include Mr. Mario Gabelli or, should he be elected, Mr. Jamieson) receive annual cash retainers and meeting fees as follows:
Board Member	$60,000
Audit Committee Chairman	$20,000
Compensation Committee Chairman	$12,000
Governance Committee Chairman	$12,000
Attendance per Board Meeting	$5,000
Attendance per Audit Committee Meeting	$4,000
Attendance per Compensation and Governance Committees Meeting	$3,000

Director Compensation Table for 2016.
The following table sets forth fees, awards, and other compensation paid to or earned by our non-executive directors in 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a) (b)	Option Awards ($) (c)	All Other Compensation ($)	Total ($)
Richard L. Bready	$114,000	-0-	-0-	-0-	$114,000
Daniel R. Lee	94,000	-0-	-0-	6,000	100,000
Bruce M. Lisman	111,000	-0-	-0-	-0-	111,000
Salvatore F. Sodano	120,000	-0-	-0-	6,000	126,000
(a)
There were no AC restricted stock awards granted to any non-executive directors during 2016.  See the Summary Compensation Table for 2016 and footnotes on pages 14 to 16 for information on Mr. Mario Gabelli’s, Mr. Marc Gabelli’s and Mr. Jamieson’s compensation as named executive officers.  Also see the Outstanding Equity Awards at December 31, 2016 table on page 17 for information on Mr. Marc Gabelli’s and Mr. Jamieson’s restricted stock awards.  Mr. Mario Gabelli resigned as Chief Executive Officer in November 2016.  Mr. Marc Gabelli resigned as President in November 2016.  Mr. Jamieson was appointed Chief Executive Officer and President of the Company in November 2016.

(b)	There were no restricted stock awards outstanding to any non-executive directors at December 31, 2016.
(c)	There were no option awards outstanding to any directors at December 31, 2016.
(d)
Messrs. Lee and Sodano’s all other compensation relates to the amounts they earned in their roles as a director of our subsidiary, GCIA.  Messrs. Lee and Sodano both resigned as directors of GCIA effective August 2016 once GCIA became a wholly-owned subsidiary of the Company.

Communications with the Board
Our Board has established a process for shareholders and other interested parties to send communications to the Board.  Shareholders or other interested parties who wish to communicate with the Board, the non-management or independent directors, or a particular director may send a letter to our Secretary at Associated Capital Group, Inc., One Corporate Center, Rye, NY 10580-1422. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must identify the author and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.
Code of Business Conduct
We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of our officers, directors and staff members with additional requirements for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is posted on our website at http://www.associated-capital-group.com/ir/Corporate-Governance.aspx. Any shareholder may also obtain a copy of the Code of Conduct upon request. Shareholders may address a written request for a printed copy of the Code of Conduct to our Secretary at Associated Capital Group, Inc., One Corporate Center, Rye, New York 10580-1422. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Conduct by posting such information on our website.
Transactions with Related Persons
Our Board has adopted written procedures governing the review, approval or ratification of any transactions with related persons required to be reported in this proxy statement. The procedures require that all related party transactions, other than certain pre-approved categories of transactions, be reviewed and approved by our Governance Committee or the Board. Under the procedures, directors may not participate in any discussion or approval by the Board of related party transactions in which they or a member of their immediate family is an interested person, except that they shall provide information to the Board concerning the transaction. Only transactions that are found to be in the best interests of the Company will be approved.

Currently, we have a number of policies and procedures addressing conflicts of interest. Our Code of Conduct addresses the responsibilities of our officers, directors and staff to disclose conflicts of interest to our Legal/Compliance Department, which determines whether the matter constitutes a related party transaction that should be reviewed by our Governance Committee or Board. Generally, matters involving employer-employee relationships including compensation and benefits, ongoing arrangements that existed prior to our spin-off from GAMCO on November 30, 2015 and financial service relationships, including investments in our investment partnerships are not presented for review, approval or ratification by our Governance Committee or Board.
Furthermore, our Amended and Restated Certificate of Incorporation provides that no contract, agreement, arrangement or transaction, or any amendment, modification or termination thereof, or any waiver of any right thereunder, (each, a “Transaction”) between Associated Capital and:
(i)
Mario J. Gabelli, any member of his immediate family who is at the time an officer or director of Associated Capital and any entity in which one or more of the foregoing beneficially owns a controlling interest of the outstanding voting securities or comparable interests (each, a “Gabelli”),

(ii)	any customer or supplier,
(iii)	any entity in which a director of Associated Capital has a financial interest (a “Related Entity”), or
(iv)	one or more of the directors or officers of Associated Capital or any Related Entity;
will be voidable solely because any of the persons or entities listed in (i) through (iv) above are parties thereto, if the standard specified below is satisfied.
Further, no Transaction will be voidable solely because any such directors or officers are present at or participate in the meeting of the Board or committee thereof that authorizes the Transaction or because their votes are counted for such purpose, if the standard specified below is satisfied. That standard will be satisfied, and such Gabelli, the Related Entity, the directors and officers of Associated Capital or the Related Entity (as applicable) will be deemed to have acted reasonably and in good faith (to the extent such standard is applicable to such person’s conduct) and fully to have satisfied any duties of loyalty and fiduciary duties they may have to Associated Capital and its shareholders with respect to such Transaction, if any of the following four requirements are met:
(i)
the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the Board or the committee thereof that authorizes the Transaction, and the Board or such committee in good faith approves the Transaction by the affirmative vote of a majority of the disinterested directors of the Board or such committee, even if the disinterested directors represent less than a quorum;

(ii)
the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the holders of Voting Stock entitled to vote thereon, and the Transaction is specifically approved by vote of the holders of a majority of the voting power of the then outstanding Voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class;

(iii)
the Transaction is effected pursuant to guidelines that are in good faith approved by a majority of the disinterested directors of the Board or the applicable committee thereof or by vote of the holders of a majority of the then outstanding Voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class; or

(iv)	the Transaction is fair to Associated Capital as of the time it is approved by the Board, a committee thereof or the shareholders of Associated Capital.
For purposes of these provisions, interests in an entity that are not equity or ownership interests or that constitute less than 10% of the equity or ownership interests of such entity will not be considered to confer a financial interest on any person who beneficially owns such interests.
Our Amended and Restated Certificate of Incorporation also provides that any such Transaction authorized, approved, or effected, and each of such guidelines so authorized or approved, as described in (i), (ii) or (iii) above, will be deemed to be entirely fair to Associated Capital and its shareholders, except that, if such authorization or approval is not obtained, or such Transaction is not so effected, no presumption will arise that such Transaction or guideline is not fair to Associated Capital and its shareholders. In addition, our Amended and Restated Certificate of Incorporation provides that a Gabelli will not be liable to Associated Capital or its shareholders for breach of any fiduciary duty that a Gabelli may have as a director of Associated Capital by reason of the fact that a Gabelli takes any action in connection with any transaction between such Gabelli and Associated Capital. A description of certain related party transactions appears under the heading “Certain Relationships and Related Transactions” on pages 21 to 26 of this proxy statement.

Compensation Committee Interlocks and Insider Participation
Our Compensation Committee consists of Messrs. Bready and Lee. Neither of these individuals has ever been an officer or employee of the Company.  During 2016, none of our executive officers served on the board of directors or compensation committee of any entity that employed any member of our Compensation Committee or served on the compensation committee of any entity, other than the Company and GAMCO, that employed any member of our Board.
INFORMATION REGARDING NAMED EXECUTIVE OFFICERS
As of March 31, 2017, the named executive officers of the Company are as follows (ages are as of March 31, 2017):
Name	Age	Position
Mario J. Gabelli	74	Executive Chairman
Douglas Jamieson	62	Chief Executive Officer and President
Patrick Dennis	46	Executive Vice President and Chief Financial Officer
Kevin Handwerker	60	Executive Vice President, General Counsel and Secretary
Biographical information for Mr. Gabelli and Mr. Jamieson appear above under “Proposal 1- Election of Directors.”   Brief biographical sketches of the other executive officers listed above are set forth below.
Patrick Dennis, CPA has served as the Executive Vice President and Chief Financial Officer of the Company  since December 7, 2015.  Mr. Dennis was formerly the Global Head of Operations/Hedge Fund Administration at JP Morgan Chase from 2013 until 2015 and C.F.O – Liquid Markets at Fortress Investment Group from 2010 until 2012.  Mr. Dennis was previously a Partner and Chief Financial Officer at Raptor Capital Management (a spinout from Tudor Investment) from 2008 until 2010 and the Chief Financial Officer of Eton Park Capital Management (“Eton Park”) from 2004 until 2008.  Prior to Eton Park, Mr. Dennis was a Partner with Ernst & Young, LLP from 1992 until 2004. Mr. Dennis received his MBA from Columbia Graduate School of Business and earned his undergraduate degree in Accounting at Fordham University Gabelli School of Business.
Kevin Handwerker has served as Executive Vice President, General Counsel and Secretary of the Company since December 2015. Mr. Handwerker has also served as Executive Vice President, General Counsel and Secretary of GAMCO since November 2013. Mr. Handwerker was Managing Director at Neuberger Berman LLC from 2000 through October 2013. Previously, Mr. Handwerker held senior positions in National Financial Partners Corp. and J.P. Morgan Investment Management Inc. He began his law career at Shearman & Sterling LLP, representing financial institutions and other entities in public and private financings, mergers and acquisitions and merchant banking transactions. Mr. Handwerker received his J.D. from Fordham University School of Law after earning his B.S. in Accounting, summa cum laude, from the State University of New York at Albany.

COMPENSATION OF EXECUTIVE OFFICERS
Introduction

We are an “emerging growth company” under applicable federal securities laws.  As an emerging growth company, we are providing compensation information pursuant to the reduced disclosure obligations applicable to emerging growth companies.

On November 30, 2015, we became an independent, publicly traded company when we completed a spin-off of our businesses from our former parent company, GAMCO.  During fiscal 2015, but prior to the completion of the spin-off transaction, certain of our named executive officers received compensation from GAMCO for services rendered to the Company’s businesses.  Such compensation was determined by GAMCO’s Compensation Committee upon recommendation of Mr. Mario J. Gabelli, GAMCO’s Chairman and Chief Executive Officer (other than with respect to his own compensation which was determined pursuant to his employment agreement with GAMCO).

Named Executive Officers

Our “named executive officers” for our 2016 fiscal year, who consisted of (i) our principal executive officer, (ii) our principal financial officer and (iii) our three other most highly compensated executive officers other than our principal executive officer who served in any such capacity during the 2016 fiscal year, are:

•	Mario J. Gabelli, Executive Chairman (and Chief Executive Officer prior to November 10, 2016)
•	Douglas Jamieson, Chief Executive Officer and President (beginning on November 10, 2016)
•	Marc Gabelli, President (until November 10, 2016)
•	Patrick Dennis, Executive Vice President and Chief Financial Officer; and
•	Kevin Handwerker, Executive Vice President, General Counsel and Secretary

On November 10, 2016, Mr. Jamieson was named the President and Chief Executive Officer of the Company, succeeding Messrs. Marc Gabelli and Mario Gabelli as President and Chief Executive Officer, respectively.  Mr. Mario Gabelli continues to serve as Executive Chairman of the Company.

SUMMARY COMPENSATION TABLE FOR 2015 AND 2016
The following table sets forth the cash and non-cash compensation for fiscal 2015 and 2016 paid to or earned by our named executive officers for services rendered to the Company’s businesses.  The compensation paid to our named executive officers for fiscal 2015 and 2016 is not necessarily indicative of how we will compensate our named executive officers in future years.   Information prior to fiscal 2015 is not being provided as the Company only commenced its existence in 2015 and only became a separate public company as of November 30, 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (a) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Mario J. Gabelli Executive Chairman (Chief Executive Officer until November 10, 2016)	2016 2015	-0- (b) -0- (b)	-0- (c) -0- (c)	-0- -0-	-0- -0-	1,720,616 596,969	(d) (d)	1,720,616 596,969

Douglas Jamieson Chief Executive Officer and President (beginning on November 10, 2016)	2016 2015	-0- -0-	400,000 -0-	-0- -0-	-0- -0-	297,026 124,916	(e) (e)	697,026 124,916	(e) (e)

Marc Gabelli President (until November 10, 2016)	2016 2015	300,000 25,000	527,750 300,000	-0- -0-	-0- -0-	-0- -0-		827,750 325,000	(f) (f)

Patrick Dennis Executive Vice President and Chief Financial Officer	2016 2015	350,000 49,359	350,000 35,000	-0- -0-	-0- -0-	-0- -0-		700,000 84,359	(g) (g)

Kevin Handwerker Executive Vice President, General Counsel and Secretary	2016 2015	80,500 87,791	80,500 80,500	-0- -0-	-0- -0-	1,150 1,003	(h) (h)	162,150 169,294	(h) (h)

a) There were no stock awards granted to named executives during 2015 and 2016.  However, at the time of the spin-off, existing GAMCO equity awards were supplemented by the awarding of Associated Capital equity awards. Specifically, outstanding RSAs relating to GAMCO remain unchanged, with each RSA holder also receiving an equal number of RSAs relating to Associated Capital. The terms of the new Associated Capital RSAs are the same as the terms of the pre-spin-off GAMCO RSAs. The purpose of the issuance was to ensure that any employee who had GAMCO RSAs was granted an equal number of AC RSAs so that the total value of the RSAs post-spin-off was equivalent to the total value pre-spin-off.   Therefore, on November 30, 2015, pursuant to the spin-off of Associated Capital Group, Inc. (“AC”) from GAMCO, Mr. Marc Gabelli, Mr Douglas Jamieson and Mr. Kevin Handwerker, along with certain of the Company’s other employees, received restricted shares of AC Class A Stock as a result of their ownership of their GAMCO unvested restricted stock awards.  For all recipients of restricted stock awards of AC pursuant to this one for one distribution on November 30, 2015, under FASB guidance, the total of grant date fair value of the original GAMCO awards is the basis for the expense recognition by the Company and without any bifurcation of the grants attributed to each of the two underlying stocks.  To the extent any restricted stock award recipient is a shared employee, the Company would expense only the portion of that expense calculated under FASB guidance which relates to their time spent working for the Company.  See the “Outstanding Equity Awards at December 31, 2016” table on pages 17 to 18 for further information.
(b) Mr. Mario Gabelli received no fixed salary. Refer to footnote (d).
(c) Mr. Mario Gabelli received no bonus.  Refer to footnote (d).
(d)	Mr. Mario Gabelli’s remuneration for the 2015 and 2016 fiscal years was comprised of the following:

	Incentive Management Fee of Associated Capital* ($)	Portfolio Manager and Other Variable Remuneration ($)	Perquisites ($)	Total Remuneration ($)
2016 2015	1,065,575 177,055	648,978 419,914	-0- -0-	1,720,616 596,969
* As described in the Employment Agreements section herein.

  The amount set forth under the heading “Incentive Management Fee of Associated Capital” (“Incentive Management Fee”) consists of the amount earned by Mr. Mario Gabelli in the month of December 2015 (post-spin) and for the year ended of 2016 (after a reallocation to Marc Gabelli of $527,750 for his work as President of the Company) .  He did not earn an Incentive Management Fee for the 11 months ended November 30, 2015. The amount set forth under the heading “Portfolio Manager and Other Variable Remuneration” consists of fees Mr. Mario Gabelli earned for acting as portfolio and relationship manager of investment partnerships.

  Employment Agreements.  Mr. Mario J. Gabelli is currently the only named executive who has an employment agreement with the Company.
On November 30, 2015, Mr. Gabelli entered into the Employment Agreement with the Company, which was approved by the Company’s shareholders on November 12, 2015 and which limits his activities outside of the Company. The Employment Agreement has a three-year initial term with an automatic extension for an additional year on each anniversary of its effective date unless either party gives written notice of termination at least 90 days in advance of the expiration date.  The Employment Agreement provides that Mr. Gabelli may not provide investment management services for compensation other than in his capacity as an officer or employee of AC, GAMCO, GGCP, LICT, CIBL or Teton Advisors, Inc. (“Teton”) or their respective subsidiaries or affiliates.  During 2015 and 2016, Mr. Gabelli served as a portfolio manager for Teton and as a portfolio manager for various mutual funds and separately managed accounts managed by subsidiaries of GAMCO.  The Employment Agreement permits Mr. Gabelli to serve as a director or officer of other entities, with or without compensation.
Mr. Gabelli (or, at his option, his designee) receives Incentive Management Fee in the amount of 10% of our aggregate annual pre-tax profits, if any, as computed for financial reporting purposes in accordance with U.S. generally accepted accounting principles (before consideration of this fee) so long as he is providing services to the Company.  Mr. Gabelli will be deemed to be “providing services” to the Company if he is providing any services to the Company, including, without limitation, services as a director, employee, portfolio manager, advisor or consultant.  This Incentive Management Fee is subject to the Compensation Committee’s review at least annually for compliance with the terms of the Employment Agreement.  The Employment Agreement may not be amended without the approval of the Compensation Committee and Mr. Gabelli.
  Consistent with the practice of GAMCO since its inception in 1977, Mr. Gabelli will also receive a percentage of revenues or net operating contribution, which are substantially derived from managing or overseeing the management of investment companies or partnerships, attracting investors for collective investment funds or partnership investments, attracting and/or managing separate accounts, providing investment banking services or otherwise generating revenues for the Company or its Subsidiaries. Mr. Gabelli will be paid a percentage of the revenues or net operating contribution related to or generated by such business activities, in a manner and at payment rates as agreed to from time to time by Mr. Gabelli and the Company or the affected Subsidiaries, which rates have been and generally will be the same as those received by other professionals in the Company or the affected Subsidiaries performing similar services.
(e)
The amount shown in the table for 2015 and 2016 reflects the total compensation amount for Mr. Jamieson earned in connection with his service as a named executive officer of Associated Capital for the fiscal years ended December 31, 2015 and 2016.  For the period prior to November 30, 2015, $215,246 of Mr. Jamieson’s compensation was allocated to Associated Capital from GAMCO.  From December 1, 2015 until December 31, 2015, Mr. Jamieson earned $124,916 in connection with his service on behalf of Associated Capital. Mr. Jamieson’s all other compensation in 2015 and 2016 represents compensation as the relationship manager for certain client accounts. For the year ended December 31, 2016, Mr. Jamieson earned $697,026 in connection with his service as a named executive of Associated Capital.  Mr. Jamieson earned $3,641,648 (including $215,246 for services provided to AC entities while they were part of GAMCO) and $3,374,206 for the years ended December 31, 2015 and 2016, respectively, in connection with services provided to GAMCO that is not reflected in the table above.

(f)
The amount shown in the table reflects the total compensation amount for Mr. Marc Gabelli earned in connection with his service as President and a named executive officer of Associated Capital for the fiscal years ended December 31, 2015 and 2016.  For the period prior to November 30, 2015, none of Mr. Marc Gabelli’s compensation was allocated to Associated Capital from GAMCO.  From December 1, 2015 until December 31, 2015, Mr. Marc Gabelli earned $325,000 in connection with his service as an executive of Associated Capital.  For the year ended December 31, 2016, Mr. Marc Gabelli earned $827,750 in connection with his service as President of Associated Capital, including an allocation of Incentive Management Fee from Mr. Mario Gabelli of $527,750. Mr. Marc Gabelli earned $725,000 and $324,205 for the years ended December 31, 2015 and 2016, respectively, in connection with services provided to GAMCO that is not reflected in the table above.  In addition, GAMCO leases an approximately 60,000 square foot building located at 401 Theodore Fremd Avenue, Rye, New York as their and our headquarters (the “Building”) from M4E, LLC, (“M4E”), an entity that is owned by family members of Mr. Gabelli, including Mr. Marc Gabelli.  The allocated cost of a portion of the space that is occupied by AC employees is an expense of AC both on the carve-out financials of Associated Capital Group, Inc. in the pre-spin 2015 period (January 1, 2015 to November 30, 2015) and as allocated to Associated Capital Group, Inc. pursuant to the transition services agreement for the month of December 2015 and the year ended December 31, 2016.  As a member of M4E, Mr. Marc Gabelli is entitled to receive his pro-rata share of payments received by M4E under the lease.  The table does not reflect any allocated compensation attributable to Mr. Marc Gabelli’s ownership of a portion of M4E.  See “Certain Relationships and Related Transactions” on page 21 to 26 of this proxy statement for further details.

(g)
Mr. Dennis joined Associated Capital on December 7, 2015 as our Executive Vice President and Chief Financial Officer.  The amount shown in the table for 2015 represents the total compensation earned by Mr. Dennis in connection with his service for part of the year as a named executive of Associated Capital. For the year ended December 31, 2016, Mr. Dennis earned $700,000 in connection with his service as a named executive of Associated Capital.

(h)
The amount shown in the table for 2015 and 2016 reflects the total compensation amount for Mr. Handwerker allocated to Associated Capital for the fiscal years ended December 31, 2015 and 2016.  For the period prior to November 30, 2015, $156,358 of Mr. Handwerker’s compensation was allocated to Associated Capital from GAMCO.  From December 1, 2015 until December 31, 2015, Mr. Handwerker earned $12,936 in connection with his service as a named executive of Associated Capital. For the year ended December 31, 2016, Mr. Handwerker earned $162,150 in connection with his service as a named executive officer of Associated Capital.  Mr. Handwerker’s all other compensation in 2015 and 2016 represents a payment in lieu of health insurance.  Mr. Kevin Handwerker earned $684,706 (including $156,358 for services provided to AC entities while they were part of GAMCO) and $692,850 for the years ended December 31, 2015 and 2016, respectively, in connection with services provided to GAMCO that is not reflected in the table above.

Transitional Administrative and Management Services Agreement
On November 30, 2015, we entered into a Transitional Administrative and Management Services Agreement with GAMCO (the “Transition Services Agreement”) pursuant to which GAMCO will provide Associated Capital with a variety of services and Associated Capital will provide payroll services to GAMCO following the spin-off.  Among the principal services GAMCO will provide to us are:
•	accounting, financial reporting and consolidation services, including the services of a financial and operations principal;
•	treasury services, including, without limitation, insurance and risk management services and administration of benefits;
•	tax planning, tax return preparation, recordkeeping and reporting services;
•	human resources, including but not limited to the sourcing of permanent and temporary employees as needed, recordkeeping, performance reviews and terminations;
•	legal and compliance advice, including the services of an Executive Vice President and General Counsel (Mr. Handwerker);
•	technical/technology consulting; and
•	operations and general administrative assistance, including office space, office equipment and furniture, payroll, procurement, and administrative personnel.
In providing the services pursuant to this agreement, GAMCO may, subject to the prior written consent of Associated Capital, employ consultants and other advisers in addition to utilizing its own employees. Services provided by GAMCO to Associated Capital or by Associated Capital to GAMCO under the Transitional Services Agreement are charged at cost.

Outstanding Equity Awards at December 31, 2016
The following table summarizes the number of securities underlying outstanding equity awards for the named executives as of December 31, 2016.
	Number of Securities Underlying Unexercised Options at December 31, 2016		Option Exercise	Option Expiration	Number of Unvested Restricted Stock	Market Value of Unvested Restricted Stock Awards
Name	Exercisable (#)	Unexercisable (#)	Price	Date	Awards (a)	($) (b)
Mario J. Gabelli	-0-	-0-	N/A	N/A	-0-	-0-
Marc Gabelli	-0-	-0-	N/A	N/A	10,000(c)	328,500
Douglas Jamieson	-0-	-0-	N/A	N/A	6,200(d)	203,670
Patrick Dennis	-0-	-0-	N/A	N/A	-0-	-0-
Kevin Handwerker	-0-	-0-	N/A	N/A	1,000(e)	32,850
(a)
There were no stock awards granted to named executives during 2015 and 2016.  However, at the time of the spin-off, existing GAMCO equity awards were supplemented by the awarding of Associated Capital equity awards. Specifically, outstanding RSAs relating to GAMCO remain unchanged, with each RSA holder also receiving an equal number of RSAs relating to Associated Capital. The terms of the new Associated Capital RSAs are the same as the terms of the pre-spin-off GAMCO RSAs. The purpose of the issuance was to ensure that any employee who had GAMCO RSAs was granted an equal number of AC RSAs so that the total value of the RSAs post-spin-off was equivalent to the total value pre-spin-off.   Therefore, on November 30, 2015, pursuant to the spin-off of Associated Capital from GAMCO, Mr. Marc Gabelli, Mr. Jamieson and Mr. Handwerker, along with certain of the Company’s other employees, received restricted shares of AC Class A Stock as a result of their ownership of their GAMCO unvested restricted stock awards.  For all recipients of restricted stock awards of AC pursuant to this one for one distribution on November 30, 2015, under FASB guidance, the total of grant date fair value of the original GAMCO awards is the basis for the expense recognition by the Company and without any bifurcation of the grants attributed to each of the two underlying stocks.  To the extent any restricted stock award recipient is a shared employee, the Company would expense only the portion of that expense calculated under FASB guidance which relates to their time spent working for the Company.

(b)
The market value of the outstanding unvested AC restricted stock awards on the above table is determined with reference to the $32.85 per share closing price of AC’s Class A Stock on December 31, 2016.  To reflect the full value as of December 31, 2016 of the awards that the named executive officers hold of both companies, the following notes to the above table include disclosure of the additional value attributable to the market value of the outstanding unvested stock awards of GAMCO’s Class A stock and is determined with reference to the $30.89 per share closing price of GAMCO’s Class A Stock on December 31, 2016.

(c)
Mr. Marc Gabelli received 10,000 restricted stock awards of AC pursuant to the entitlements of his GAMCO awards on the date of the spin discussed in (a) above.  His GAMCO awards have an effective grant date, under FASB guidance, of December 23, 2014 and a legal grant of January 15, 2015 and with a grant date fair value of $87.99 per share, equal to the close of GAMCO’s Class A Stock on the day preceding the effective grant date (this preceded the spin-off of the Company from GAMCO).   Please see (a) above for discussion of the grant date and the grant date fair value carry over from the original GAMCO award. Mr. Marc Gabelli’s restricted stock awards will vest on January 15, 2018 as to 30% of 10,000 shares, and on January 15, 2020 as to 70% of 10,000 shares, in accordance with the terms of his restricted stock award agreements.  To reflect the full value as of December 31, 2016 of the awards that Mr. Marc Gabelli holds of both companies, one needs to add the value of the AC restricted stock awards at December 31, 2016 shown in the above table to the value of the 10,000 unvested stock awards of GAMCO’s Class A stock which he held on that date.  The market value of his GAMCO unvested stock awards on December 31, 2016 was $308,900 which is determined with reference to the $30.89 per share closing price of GAMCO’s Class A Stock on that day.  Therefore the total market value of his GAMCO and AC unvested stock awards on December 31, 2016 was $637,400.

(d)
Mr. Jamieson received 8,000 restricted stock awards of AC pursuant to the entitlements of his GAMCO awards on the date of the spin discussed in (a) above.  He received 6,000 of his GAMCO awards on August 6, 2013 and with a grant date fair value of $57.86 per share, and 2,000 of his GAMCO awards on September 15, 2014 and with a grant date fair value of $73.41 per share.  As with all GAMCO restricted stock awards, fair value equaled the closing price of the GAMCO’s Class A Stock on the day preceding the effective grant date.    Please see (a) above for discussion of the grant date and the grant date fair value carry over from the original GAMCO award. Mr. Jamieson’s restricted stock awards vested on August 6, 2016 as to 30% of 6,000 shares (or 1,800 shares), with the remaining to vest annually on August 6th of each of 2017 to 2023 as to 10% each of 4,200 shares, and on September 15, 2017 as to 30% of 2,000 shares, annually on September 15th of each of 2018 to 2024 as to 10% each of 2,000 shares, in accordance with the terms of his restricted stock award agreements. To reflect the full value as of December 31, 2016 of the unvested awards that Mr. Jamieson holds of both companies, one needs to add the value of the AC restricted stock awards at December 31, 2016 shown in the above table to the value of the 6,200 unvested stock awards of GAMCO’s Class A stock which he held on that date.  The market value of his GAMCO unvested stock awards on December 31, 2016 was $191,519 which is determined with reference to the $30.89 per share closing price of GAMCO’s Class A Stock on that day.  Therefore the total market value of his GAMCO and AC unvested stock awards on December 31, 2016 was $395,188.

(e)
Mr. Handwerker received 1,000 restricted stock awards of AC pursuant to the entitlements of his GAMCO awards on the date of the spin discussed in (a) above.  He received these GAMCO awards on September 15, 2014 and with a grant date fair value of $73.41 per share.  As with all GAMCO restricted stock awards, fair value equaled the closing price of the GAMCO’s Class A Stock on the day preceding the effective grant date.    Please see (a) above for discussion of the grant date and the grant date fair value carry over from the original GAMCO award. Mr. Handwerker’s restricted stock awards will vest on September 15, 2017 as to 30% of 1,000 shares, and annually on September 15th of each of 2018 to 2024 as to 10% each of 1,000 shares, in accordance with the terms of his restricted stock award agreements. To reflect the full value as of December 31, 2016 of the awards that Mr. Handwerker holds of both companies, one needs to add the value of the AC restricted stock awards at December 31, 2016 shown in the above table to the value of the 1,000 unvested stock awards of GAMCO’s Class A stock which he held on that date.  The market value of his GAMCO unvested stock awards on December 31, 2016 was $30,890 which is determined with reference to the $30.89 per share closing price of GAMCO’s Class A Stock on that day.  Therefore the total market value of his GAMCO and AC unvested stock awards on December 31, 2016 was $63,740.

Options Exercises and Stock Vested for 2016

The following table summarizes stock options exercised by and restricted stock awards which vested for the named executives during 2016.

	Option awards		Restricted stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Mario J. Gabelli	-0-	-0-	-0-	-0-
Marc Gabelli	-0-	-0-	-0-	-0-
Douglas Jamieson	-0-	-0-	1,800	56,088	(a)
Patrick Dennis	-0-	-0-	-0-	-0-
Kevin Handwerker	-0-	-0-	-0-	-0-

(a)
Includes $180 payment on the vesting date of accumulated cash dividends on these RSAs.  The realized value on vesting of Mr. Jamieson’s GAMCO vested stock awards for the year ended December 31, 2016 was $60,120. Therefore the total value realized on the vesting of the GAMCO and Associated Capital awards held by Mr. Jamieson that vested during 2016 (including the payment of accumulated cash dividends on the vesting date) was $116,208.

Pension Benefits for 2016
  There were no pension benefit plans for any of the named executives during 2016.
Nonqualified Deferred Compensation Table for 2016
  There was no nonqualified deferred compensation payable to the named executives during 2016.
Potential Payments Upon Termination of Employment or Change-of-Control.
Upon a change-of-control of the Company, all RSAs held by the named executives (if still employed by the Company at such time) automatically vest, and the accumulated but unpaid dividends associated with these RSAs would become immediately payable.
The following table sets forth information on the value of RSAs held on December 31, 2016 and the accumulated but unpaid dividends on these shares through December 31, 2016, which would have been payable had a change-of-control occurred on that date.  The price per share assumed is $32.85, which was the closing price of the Company's Class A Stock on December 31, 2016.

Name	Fair Value of Unvested AC RSA’s at December 31, 2016	Accumulated but Unpaid Dividends on These RSA’s at December 31, 2016	Total ($)
Mario J. Gabelli	-0-	-0-	-0-
Marc Gabelli	328,500	2,000	330,500
Douglas R. Jamieson	203,670	1,240	204,910
Patrick Dennis	-0-	-0-	-0-
Kevin Handwerker	32,850	200	33,050
Total	$565,020	$3,440	$568,460

The above table excludes the fair value of the GAMCO awards that the named executives received pursuant to the spin-off. See note (a) to the Outstanding Equity Awards at December 31, 2016 table on page 17 for discussion of the adjustment of market value of these awards that occurred as a result of the spin-off of Associated Capital on November 30, 2015. The fair value of the unvested GAMCO awards on December 31, 2016, using an assumed price per share of $30.89 which was the closing price of GAMCO’s Class A common stock on that day, and the accumulated unpaid dividends on these shares through December 31, 2016 was $312,500, $199,094, and $31,570 for Mr. Marc Gabelli, Mr. Jamieson, and Mr. Handwerker, respectively.  Therefore the fair value of GAMCO and Associated Capital awards held on December 31, 2016 and the accumulated unpaid dividends on these shares through December 31, 2016 was $643,000, $404,004, and $64,620 for Mr. Marc Gabelli, Mr. Jamieson, and Mr. Handwerker, respectively, respectively.  The total of the combined GAMCO and Associated Capital awards and dividend amounts which would have been payable to the above named executives had a change-of-control event in both companies occurred on that date was $1,111,624.

CERTAIN OWNERSHIP OF OUR STOCK
The following table sets forth, as of March 1, 2017, certain information with respect to all persons known to us who beneficially own more than 5% of the Class A Stock or Class B Stock. The table also sets forth information with respect to stock ownership of the directors, nominees, each of the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. The number of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which a person has the sole or shared voting or investment power and any shares which the person can acquire within 60 days (e.g., through the exercise of stock options). Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares set forth in the table.
Name of Beneficial Owner*	Title of Class	Number of Shares		Number of Shares Acquirable Within 60 days(1)	Percent of Class (%)
5% or More Shareholders

BlackRock, Inc.	Class A	329,153	(2)	-0-	6.51(a)

The Vanguard Group	Class A	347,259	(3)	-0-	6.87(a)
Horizon Kinetics LLC	Class A	1,193,823	(4)	-0-	23.62(a)
Directors and Executive Officers
Mario J. Gabelli	Class A	11,851	(5)	-0-	(b)
	Class B	18,927,036	(6)	-0-	98.59(a)
Marc Gabelli	Class A	20,766		-0-	(b)
	Class B	3,018		-0-	(b)

Patrick Dennis	Class A	-0-		-0-	(b)
Kevin Handwerker	Class A	1,000		-0-	(b)
Douglas R. Jamieson	Class A	21,386	(7)	-0-	(b)
	Class B	29,471			(b)

Richard L. Bready	Class A	-0-		-0-
Daniel R. Lee	Class A	-0-		-0-
Bruce M. Lisman	Class A	6,000		-0-	(b)
Frederic V. Salerno	Class A	-0-
Salvatore F. Sodano	Class A	-0-		-0-

All Directors & Executive Officers as a Group (8 persons)	Class A	61,003		-0-	1.79
	Class B	18,959,525		-0-	98.76

(a)
The address of each beneficial owner of more than 5% of the Class A Stock or Class B Stock is as follows: BlackRock, Inc. 55 East 52nd Street, New York, NY 10055; The Vanguard Group, 100 Vanguard Blvd., Malvern, Pennsylvania 19355; Horizon Kinetics LLC, 470 Park Avenue South, 4th Floor South, New York, NY 10016; and Mario J. Gabelli, GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580.

(b)	Represents beneficial ownership of less than 1%.

(1)	Reflects stock options which are currently exercisable or exercisable within 60 days of March 1, 2017.
(2)	As reported in the Schedule 13G that was filed with the SEC by BlackRock, Inc. on January 30, 2017.
(3)	As reported in the Amendment No. 1 to Schedule 13G that was filed with the SEC by The Vanguard Group on February 9, 2017.

(4)
As reported in the Schedule 13G that was filed with the SEC by Horizon Kinetics LLC on February 14, 2017. Horizon Asset Management LLC beneficially owns 626,373 shares and Kinetics Asset Management LLC beneficially owns 567,350 shares.

(5)	Of this amount, 10,000 shares are held by GGCP. Mr. Gabelli has voting and dispositive control of these shares.
(6)
Of this amount, 503,295 are owned directly by Mr. Gabelli and 18,423,741 of these shares are owned by GGCP via Holdings.  Mr. Gabelli may be deemed to have beneficial ownership of the Class B Stock held by Holdings on the basis of (i) his position as the Chief Executive Officer of, a director of, and the controlling shareholder of GGCP which is the manager and the majority member of Holdings, and (ii) a certain profit interest in Holdings.  Mr. Gabelli disclaims beneficial ownership of the shares owned by Holdings except to the extent of his pecuniary interest therein.

(7)	Includes 3,240 for which Mr. Jamieson is the Uniform Gift to Minors Act custodian.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based solely on a review of filings made under Section 16(a) of the Securities Exchange Act of 1934, we believe that our directors and executive officers and our shareholders who own 10% or more of our Class A Stock or Class B Stock have complied with the requirements of Section 16(a) of the Securities Exchange Act of 1934 to report ownership, and transactions which change ownership, on time for 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
As of March 1, 2017 GGCP, through Holdings, owns a majority of Associated Capital’s Class B Stock and 10,000 shares of Associated Capital’s Class A Stock, together representing approximately 94% of the combined voting power and approximately 76% of the outstanding shares of Associated Capital common stock. Mario J. Gabelli serves as the Chief Executive Officer, a director and is the controlling shareholder of GGCP. Marc Gabelli (a son of Mario J. Gabelli and currently a member of the Associated Capital Board), is President of GGCP. Various other family members of Mario J. Gabelli are shareholders of GGCP, including Marc Gabelli.  Mario J. Gabelli is also the Executive Chairman of Associated Capital.

GCIA, a subsidiary of AC, owns 4,393,055 million shares of GAMCO’s Class A Stock, representing approximately 2% of the combined voting power and 15% of the outstanding shares of GAMCO’s common stock at December 31, 2016. GAMCO has historically performed many corporate functions for Associated Capital.
In connection with the spin-off, Associated Capital has entered into certain other agreements with GAMCO to define Associated Capital’s ongoing relationship with GAMCO after the spin-off. These other agreements define responsibility for obligations arising before and after the distribution date, including obligations relating to Associated Capital’s employees, certain transitional services and taxes and are summarized below.
Separation and Distribution Agreement
On November 30, 2015, we entered into a Separation and Distribution Agreement with GAMCO (the “Separation Agreement”), which contains the key provisions relating to the separation of our business from that of GAMCO and the distribution of the Associated Capital common stock. The Separation Agreement identified the assets transferred, liabilities assumed and contracts assigned to us by GAMCO and by us to GAMCO in the spin-off and describes when and how these transfers, assumptions and assignments occurred. The Separation Agreement also includes procedures by which GAMCO and Associated Capital became separate and independent companies. The Separation Agreement also provides that, as of November 30, 2015, each party released the other party and their respective affiliates and their directors, officers, employees and agents from all claims, demands and liabilities, in law and in equity, against such other party, which such releasing party has or may have had relating to events, circumstances or actions taken by such other party prior to the distribution. This release does not apply to claims arising from the Separation Agreement.
Indemnification
GAMCO has agreed to indemnify Associated Capital and its directors, officers, employees, agents and affiliates (collectively, ‘‘Associated Capital indemnitees’’) against all losses, liabilities and damages incurred or suffered by any of the Associated Capital indemnitees arising out of:
• GAMCO’s business;

• the failure or alleged failure of GAMCO or any of its subsidiaries to pay, perform or otherwise discharge in due course any of GAMCO  liabilities;
• a breach by GAMCO of any of its obligations under the Separation Agreement;  and
• any untrue statement or alleged untrue statement of a material fact: (i) contained in any document filed with the SEC by GAMCO pursuant to any securities rule, regulation or  law, (ii) otherwise disclosed by GAMCO or its subsidiaries to investors or potential investors in GAMCO or its subsidiaries or (iii) furnished to any Associated Capital indemnitee by GAMCO or any of its subsidiaries for inclusion in any public disclosures to be made by any Associated Capital indemnitee; or any omission or alleged omission to state in any information described in clauses (i), (ii) or (iii) a material fact necessary to make the statements not misleading. The indemnity described in this paragraph is available only to the extent that Associated Capital losses are caused by any such untrue statement or omission or alleged untrue statement or omission, and the information which is the subject of such untrue statement or omission or alleged untrue statement or omission was not supplied after the spin-off by Associated Capital or its agents.
Similarly, Associated Capital has agreed to indemnify GAMCO and its directors, officers, employees, agents and affiliates (collectively, ‘‘GAMCO indemnitees’’) against all losses, liabilities and damages incurred or suffered by any of the GAMCO indemnitees arising out of:
• Associated Capital’s business;
• the failure or alleged failure of Associated Capital or any of its subsidiaries to pay, perform or otherwise discharge in due course any of Associated Capital’s liabilities;
• a breach by Associated Capital of any of its obligations under the Separation Agreement; and
• any untrue statement or alleged untrue statement of a material fact: (i) contained in any document filed with the SEC by Associated Capital following the distribution pursuant to any securities rule, regulation or law, (ii) otherwise disclosed following the distribution by Associated Capital or its subsidiaries to investors or potential investors in Associated Capital or its subsidiaries or (iii) furnished to any GAMCO indemnitee by Associated Capital or any of its subsidiaries for inclusion in any public disclosures to be made by any GAMCO indemnitee; or any omission or alleged omission to state in any information described in clauses (i), (ii) or (iii) a material fact necessary to make the statements not misleading. The indemnity described in this paragraph is available only to the extent that GAMCO losses are caused by any such untrue statement or omission or alleged untrue statement or omission, and the information which is the subject of such untrue statement or omission or alleged untrue statement or omission was not supplied by GAMCO or its agents.
Transitional Administrative and Management Services Agreement
On November 30, 2015, we entered into a Transitional Administrative and Management Services Agreement with GAMCO (the “Transition Services Agreement”) pursuant to which GAMCO will provide Associated Capital with a variety of services and Associated Capital will provide payroll services to GAMCO following the spin-off.  Among the principal services GAMCO will provide to us are:
•	accounting, financial reporting and consolidation services;
•	treasury services, including, without limitation, insurance and risk management services and administration of benefits;
• tax planning, tax return preparation, recordkeeping and reporting services;
• human resources, including but not limited to the sourcing of permanent and temporary employees as needed, recordkeeping, performance reviews and  terminations;
• legal and compliance advice, including the services of a Chief Compliance Officer;
• technical/technology consulting; and
• operations and general administrative assistance, including office space, office equipment and furniture, payroll, procurement, and administrative  personnel.
In providing the services pursuant to this agreement, GAMCO may, subject to the prior written consent of Associated Capital, employ consultants and other advisers in addition to utilizing its own employees. Services provided by GAMCO to Associated Capital or by Associated Capital to GAMCO under the Transitional Services Agreement are charged at cost and for the fiscal year ended December 31, 2016 GAMCO paid us approximately $4,656,441 and we paid $12,164,746 to GAMCO. Associated Capital currently pays GAMCO rent based on a sublease with respect to the office space it uses at GAMCO’s offices.  Associated Capital’s usage of such property is covered under a sublease agreement with GAMCO.  The allocated cost of a portion of the space that is occupied by AC employees is an expense of $353,238 for Associated Capital for the year ended December 31, 2016.

The Transitional Services Agreement initially had a term of twelve months but has been extended  by agreement of the parties. The Transitional Services Agreement is terminable by either party on 30 days’ prior written notice to the other party.
Each of the following named executives of AC earned compensation during 2016 for services rendered to GAMCO as set forth below.

	AC Named Executives’ Compensation From GAMCO During 2016
Name	Earned for services rendered to GAMCO ($)	Earned as incentive-based variable compensation from GAMCO ($)
Mario J. Gabelli	-0-	75,965,266
Marc Gabelli	200,000	124,205
Douglas R. Jamieson	680,000	2,694,206
Kevin Handwerker	692,850	-0-

Tax Indemnity and Sharing Agreement
On November 30, 2015 we entered into a Tax Indemnity and Sharing Agreement with GAMCO that provides for certain agreements and covenants related to tax matters involving GAMCO and us. This agreement covers time periods before and after the distribution. Among the matters to be addressed in the agreement are filing of tax returns, retention and sharing of books and records, cooperation in tax matters, control of possible tax audits and contests and tax indemnities. The agreement also provides for limitations on certain corporate transactions that could affect the qualification of the spin-off as tax free under the Code.
GAMCO Note
On November 30, 2015, GAMCO issued a note to Associated Capital (the “GAMCO Note”).  The GAMCO Note was a $250 million, 4.0%, five-year note with interest payable annually. Interest on the GAMCO Note is payable in cash, or PIK, at GAMCO’s option. The original $250 million principal was to be paid off ratably over five years (with no penalty for prepayment) with any additional principal amount resulting from PIK interest being due five years from its issuance date. No interest on the GAMCO Note, including any additional principal resulting from PIK interest, may be paid via PIK with respect to any year after the fourth year from the issuance of the GAMCO Note. During the year ended December 31, 2016, Associated Capital received $150 million in prepayments on the GAMCO Note. As of December 31, 2015 and 2016, $250 and $100 million aggregate principal amount, respectively, was outstanding under the GAMCO Note. Of the $100 million principal amount outstanding as of December 31, 2016, $10 million is due on November 30, 2017, $20 million is due on November 30, 2018, $20 million is due on November 30, 2019, and $50 million is due on November 30, 2020. For the fiscal year ended December 31, 2015 and 2016, the Company accrued interest income of $833,333 and $7.8 million, respectively, on the GAMCO Note. In January 2017, GAMCO prepaid an additional $10 million of the GAMCO Note that was due on November 30, 2017, reducing the principal amount outstanding to $90 million.

 Service Mark and Name License Agreement
On November 30, 2015 we entered into the Service Mark and Name License Agreement with GAMCO pursuant to which we have certain  rights to use the ‘‘Gabelli’’ name and the ‘‘GAMCO’’ name.
Other Related Party Transactions
Effective January 1, 2014, GAMCO and certain of its subsidiaries each entered into a research services agreement with G.research, LLC (“G.research”) a wholly-owned subsidiary of GCIA, pursuant to which G.research provides them with the same types of research services that it provides to its other clients.  In 2016, GAMCO and its subsidiaries paid G.research $3,030,000 under this agreement.
As mentioned earlier in this section, GCIA, a wholly-owned subsidiary of AC, owns 4,393,055 million shares of GAMCO’s Class A Stock. On November 27, 2015, GCIA purchased from GAMCO 4,393,055 shares of GAMCO class A common stock at a price of $34.1448 per share, based on the average of the volume weighted average price for GAMCO class A stock on an “ex-Distribution” basis from November 9, 2015 through and including November 27, 2015.  GCIA paid for the purchase by issuing a note to GAMCO in the principal amount of $150.0 million (the “GCIA Note”).  The GCIA Note was then contributed by GAMCO to AC and GCIA became a subsidiary of AC on November 30, 2015 in connection with the completion of the Spin-off. For the year ended December, 31, 2016 GCIA recorded dividend income of $0.4 million related to its investment in GAMCO shares.

Associated Capital invests a substantial amount of its cash equivalents in a money market mutual fund managed by Gabelli Funds, LLC, which is owned 100% by GAMCO. Associated Capital had $314.1 million in these money market funds at December 31, 2016 and earned $649,175 for the year ended December 31, 2016.
Associated Capital’s investments in affiliated equity mutual funds (“Funds”), which are advised by Gabelli Funds, LLC and Teton Advisors, Inc., which is majority-owned by GGCP Holdings, LLC, which is also the majority stockholder of GAMCO and the Company, at December 31, 2016 totaled $86.8 million. Dividend income earned from the Funds, excluding the money market mutual fund, was $2.4 million for the year ended December 31, 2016.
Pursuant to an agreement between GCIA and Gabelli Funds, LLC, (a wholly-owned subsidiary of GAMCO), Gabelli Funds, LLC pays to GCIA 90% of the net revenues received by Funds related to being the advisor to GAMCO International SICAV (the “SICAV”), a Luxembourg company qualified under the EU UCITS Directive.  Net revenues is defined as gross advisory fees less expenses related to payouts and expenses of the SICAV paid by Gabelli Funds, LLC.  The amount paid by Gabelli Funds, LLC to GCIA for 2016 is $2,708,084 and is included in management fees on the consolidated statements of operations.
As general partner or co-general partner of various affiliated limited partnerships, GCIA receives a management fee based on a percentage of each partnership’s net assets and a 20% incentive allocation based on economic profits.
Associated Capital is charged or incurs certain overhead expenses that are also attributable to other affiliates. These overhead expenses are allocated to Associated Capital by GAMCO, if general and administrative related, and by GCIA to other affiliates, if payroll or expense reimbursement related, as the expenses are incurred, based upon methodologies periodically reviewed by the management of Associated Capital and the affiliates for reasonableness. The methodologies of the allocation are based on usage of shared services, whether personnel, administrative or other. Each service is analyzed by management as to the users of the service and is allocated in proportion to that usage at the cost of the particular service.
Associated Capital had an aggregate investment in affiliated partnerships and offshore funds of approximately $112.3 million at December 31, 2016.

Gabelli Securities International Limited (“GS International”) was formed in 1994 to provide management and investment advisory services to offshore funds and accounts.  Marc Gabelli, a director and the former President of Associated Capital, owns 55% of GS International, and the remaining 45% is owned by GCIA.  In April 1999, Gabelli Global Partners, Ltd. (“GGP Ltd.”), an offshore investment fund, was incorporated.  GS International and Gemini Capital Management, LLC (“Gemini”), an entity owned by Marc Gabelli, a director and the former President of Associated Capital, were engaged by GGP Ltd. as investment  advisors as of July 1, 1999.  The investment advisors earned fees for 2016 in the amount of $45,887.  There were no incentive fees earned in 2016.

In April 1999, GCIA formed Gabelli Global Partners, L.P., an investment limited partnership for which GCIA and Gemini are the general partners. In March 2002, Gabelli Global Partners, L.P. changed its name to Gemini Global Partners, L.P. Gemini and GCIA each earned half of the advisory fee generated by the partnership to the general partners in the amount of $62,996 each for 2016.  There were no incentive fees earned in 2016. As of December 31, 2016, there was an amount payable of $201,065 to Gemini by GCIA related to management fees earned and a receivable for GCIA from Gemini of $58,125 related to expense reimbursements.

Mario J. Gabelli and GCIA serve as co-general partners of Gabelli Associates Fund, LP (‘‘GAF’’). Mario J. Gabelli receives compensation through an incentive allocation directly from GAF. In 2016, Mario J. Gabelli earned $940,499 in incentive fees from GAF, of which he allocated $289,120 to other professional staff, and his net compensation was $651,379.
As required by our Code of Ethics, our staff members are required to maintain their brokerage accounts at G.research unless they receive permission to maintain an outside account. G.research offers all of these staff members the opportunity to engage in brokerage transactions at discounted rates.  Accordingly, many of our staff members, including the executive officers or entities controlled by them, have brokerage accounts at G.research and have engaged in securities transactions through it at discounted rates.
In connection with his Employment Agreement, Mario J. Gabelli has entered into a service restrictive covenant according to which Mr. Gabelli shall not provide investment management services for compensation other than in his capacity as an officer or employee of Associated Capital, GAMCO, GGCP, LICT, CIBL, or Teton or their respective affiliates except as to certain funds which were in existence at the time of the GAMCO initial public offering and which are subject to performance fee arrangements (collectively ‘‘Permissible Accounts’’). The Permissible Accounts may include new investors, provided that all of the performance fees, less expenses, earned on assets attributable to these investors (‘‘Post-IPO AUM’’) are paid to Associated Capital. Post-IPO AUM in Permissible Accounts totaled $111.6 million as of December 31, 2016. The Company earned $64,262 in performance fees on Post-IPO AUM in the year ended December 31, 2016.

Associated Capital’s wholly-owned subsidiary, GCIA, incurs expenses for certain professional and administrative services, and purchases services from third party providers, such as payroll, transportation, insurance and public relations services, on behalf of GGCP.  GGCP reimburses us for these expenses.  GGCP also incurs expenses for certain professional and administrative services on behalf of GCIA, and we reimburse GGCP for these expenses.  The net amount reimbursable from GGCP to us for such expenses for 2016 was approximately $70,067.  At December 31, 2016, $8,198 was owed to GCIA by GGCP which was paid in full on February 2, 2017.
Certain directors and executive officers have immediate family members who are employed by us, our subsidiaries, and certain related entities. The base salaries and bonuses of each of these immediate family members are established in accordance with our compensation practices applicable generally to staff members with equivalent qualifications and responsibilities and holding similar positions. None of the directors or executive officers has a material interest in any of these employment relationships of their immediate family members, and all of the immediate family members of our directors mentioned below are financially independent adult children. None of the immediate family members mentioned below is an executive officer with us.
At the time of the spin-off, existing GAMCO equity awards were supplemented by the awarding of Associated Capital equity awards. Specifically, outstanding RSAs relating to GAMCO remain unchanged, with each RSA holder also receiving an equal number of RSAs relating to Associated Capital. The terms of the new Associated Capital RSAs are the same as the terms of the pre-spin-off GAMCO RSAs. The purpose of the issuance was to ensure that any employee who had GAMCO RSAs was granted an equal number of AC RSAs so that the total value of the RSAs post-spin-off was equivalent to the total value pre-spin-off. For all recipients of restricted stock awards of AC pursuant to this one for one distribution on November 30, 2015, including the related parties described below, under FASB guidance, the total of grant date fair value of the original GAMCO awards is the basis for the expense recognition by the Company and without any bifurcation of the grants attributed to each of the two underlying stocks.  To the extent any restricted stock award recipient is a shared employee, the Company would expense only the portion of that expense calculated under FASB guidance which relates to their time spent working for the Company.  Therefore, the grants described below for each of these related parties relate to grants they received from Associated Capital but reflect grant dates and grant date fair values that relate to GAMCO awards pre-spin.
A sister-in-law of Mr. Jamieson is employed by one of our subsidiaries in a marketing role and earned in 2016 a base salary of $90,000, a bonus of $35,000, and $14,229 in Variable Compensation plus usual and customary benefits. She also received Associated Capital restricted stock awards as discussed above which were based one-for-one on the following GAMCO awards she had received prior to the spin.  She received 500 restricted stock awards on August 6, 2013 with a grant date fair value of $57.86 per share, 500 restricted stock awards on November 27, 2013 with a grant date fair value of $81.55 per share, and 200 restricted stock awards with an effective grant date, under FASB guidance, of December 23, 2014 and a legal grant date of January 15, 2015 with a grant date fair value of $87.99 per share. As with all Company restricted stock awards, fair value equals the closing price of the Company’s Class A Stock on the day preceding the effective grant date. The November 27, 2013 grant was fully vested, and the remaining unvested portion was recognized as expense for financial statement purposes, on October 19, 2015 when the Board of Directors accelerated the lapsing of restrictions on this grant for all holders of these awards.  Total compensation expense of $9,223 was recognized by the Company for all of her awards for financial statement reporting purposes for the fiscal year ended December 31, 2016 calculated in accordance with FASB guidance. These amounts do not reflect any compensation she earned in connection with any service to GAMCO.
A son of our Executive Chairman, who has been employed by one of our subsidiaries since 1998, earned in 2016 no base salary and $803,015 in Variable Compensation plus usual and customary benefits. In August 2006, he was given responsibility for managing a proprietary investment account on which he would be paid, on an annual basis, 20% of any net profits earned on the account for the year.  The account was initially funded with approximately $40 million during 2006, and subsequent withdrawals have totaled $40 million from 2009 through 2016.  For 2016, this account was up 6.6% while performance in prior years was 2.5%, 2.7%, 5.0%, (3.7%), 2.8%, 5.7%, (7.6%), 14.3%, 41.9%, and 1.6% per annum for each of the respective years 2006 through 2015.  Based on the 6.6% performance gain in 2016, he earned $146,304 for managing this account, which is included in his Variable Compensation.  These amounts do not reflect any compensation he earned in connection with any service to GAMCO.
 A son of our Executive Chairman, who is employed by one of our subsidiaries earned in 2016 a base salary of $225,000 and $1,949,512 in Variable Compensation plus usual and customary benefits.  He also received Associated Capital restricted stock awards as discussed above which were based one-for-one on the following GAMCO awards he had received prior to the spin. He received 6,000 restricted stock awards on August 6, 2013 with a grant date fair value of $57.86 per share, 1,500 restricted stock awards on November 27, 2013 with a grant date fair value of $81.55 per share, 1,500 restricted stock awards on September 15, 2014 with a grant date fair value of $73.41 per share, and 2,000 restricted stock awards with an effective grant date, under FASB guidance, of December 23, 2014 and a legal grant date of January 15, 2015 with a grant date fair value of $87.99 per share. As with all Company restricted stock awards, fair value equals the closing price of the Company’s Class A Stock on the day preceding the effective grant date.  The November 27, 2013 grant was fully vested, and the remaining unvested portion was recognized as expense for financial statement purposes, on October 19, 2015 when the Board of Directors accelerated the lapsing of restrictions on this grant for all holders of these awards.  Total compensation expense of $125,490 was recognized by the Company for all of his awards for financial statement reporting purposes for the fiscal year ended December 31, 2016 calculated in accordance with FASB guidance. These amounts do not reflect any compensation he earned in connection with any service to GAMCO.

Mr. Marc Gabelli, a director and former President of Associated Capital, is also the son of our Executive Chairman.  See the Compensation of Executive Officers section on pages 13 to 19 for details on his compensation.  GAMCO leases an approximately 60,000 square foot building located at 401 Theodore Fremd Avenue, Rye, New York as their and our headquarters (the “Building”) from M4E, LLC, (“M4E”), an entity that is owned by family members of Mr. Gabelli, including Mr. Marc Gabelli.  The allocated cost of a portion of the space that is occupied by AC employees is an expense of $353,238 for Associated Capital for the year ended December 31, 2016 as per agreements between Associated Capital and GAMCO.  As a member of M4E, Mr. Marc Gabelli is entitled to receive his pro-rata share of payments received by M4E under the lease. Mr. Marc Gabelli received 10,000 GAMCO restricted stock awards with an effective grant date, under FASB guidance, of December 23, 2014 and a legal grant date of January 15, 2015 with a grant date fair value of $87.99 per share. The prices were reflective of the value of GAMCO’s stock prior to the spin.  As with all Company restricted stock awards, fair value equals the closing price of the GAMCO Class A Stock on the day preceding the effective grant date. Total compensation expense of $206,779 was recognized by the Company for his awards for financial statement reporting purposes for the fiscal year ended December 31, 2016 calculated in accordance with FASB guidance.

Our Executive Chairman’s spouse, who has been employed by a subsidiary of GAMCO in a sales and marketing role since 1984, has been a director of that subsidiary since 1991 and has been his spouse since 2002, earned in 2016 no base salary and $191,984 in Variable Compensation plus usual and customary benefits.  These amounts do not reflect any compensation she earned in connection with any service to GAMCO.

Ms. Wilson, a director of GAMCO and the daughter of our Executive Chairman, is a member of M4E and entitled, to receive her pro-rata share of payments received by M4E under the lease on the Building.
REPORT OF THE AUDIT COMMITTEE
Messrs. Salvatore F. Sodano. Richard L. Bready and Bruce M. Lisman, each of whom is an independent director, are the members of the Audit Committee.  In this report, the term “we” refers to the members of the Audit Committee.
The Board has adopted a written charter for the Audit Committee. A copy of that charter can be found on our website at http://www.associated-capital-group.com/ir/Corporate-Governance.aspx. Our job is one of oversight as set forth in our charter. The Company’s management is responsible for preparing its financial statements and for maintaining internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly represent the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles.
We have reviewed and discussed the Company’s audited 2016 financial statements with management and with Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm.
We have discussed with D&T the matters required to be discussed by Statement on Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (the “PCAOB”).
We have received from D&T the written statements required by the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and have discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, we have recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
Salvatore F. Sodano (Chairman)
Richard L. Bready
 Bruce M. Lisman

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Selection of D&T
Our Audit Committee approved the engagement of D&T as the Company’s independent registered public accounting firm for the year-ending December 31, 2016.  D&T was the Company’s independent registered public accounting firm for the year-ending December 31, 2015.  D&T was the independent registered public accounting firm of Gabelli Securities Group, the predecessor of the Company, for fiscal years 2012 through 2014. “Gabelli Securities Group” refers to the carve out business that was spun off from GAMCO effective November 30, 2015.  In deciding to engage D&T, the Audit Committee reviewed auditor independence and existing commercial relationships with D&T and concluded that D&T has no commercial relationship with the Company that would impair its independence.  During the fiscal year ended December 31, 2016 and in the subsequent interim period through March 31, 2017, neither the Company nor anyone acting on its behalf has consulted with D&T on any of the matters or events set forth in Item 304(a)(2) of Regulation S−K.
 A representative of D&T will be present at the 2017 Annual Meeting. The representative will have the opportunity to make a statement and respond to appropriate questions from shareholders.

D&T Fees for 2015 and 2016

Prior to the spin-off on November 30, 2015, GAMCO paid any audit, audit-related, tax and other fees, which amounts covered expenses associated with the separation of the Company into a stand-alone public company from GAMCO.
Fees for professional services provided by our independent registered public accounting firm in 2015 and 2016, in each of the following categories are:
	2015	2016
Audit Fees	$320,500	$615,000
Audit-Related Fees	$20,667	$9,000
Tax Fees	$-0-	$600
All Other Fees	$-0-	$-0-
Audit Fees. Audit fees in 2015 include fees allocated to our Company by GAMCO for the audit of our annual financial statements. Audit fees in 2016 include fees directly billed to our Company for the audit of our annual financial statements.
Audit-Related Fees.  Audit–related fees in 2015 consist of an allocated portion of the fees relating to the audit of carve-out financial statements included in GAMCO’s Form 10 filing for the spin-off of the Company from GAMCO and of fees for services provided in connection with the Securities Investor Protection Corporation assessment for the Company's registered broker-dealer subsidiary.  Audit–related fees in 2016 consist of fees directly billed to our Company for services provided in connection with the Securities Investor Protection Corporation assessment for the Company's registered broker-dealer subsidiary.
Tax Fees. Tax fees for 2016 were for assistance with federal tax filings.
Our audit committee pre-approved all audit, audit-related, tax and other services performed by our independent registered public accounting firm.

SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING
Qualified shareholders who want to have proposals included in our proxy statement in connection with our 2018 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act, must deliver such proposals so that they are received at our principal executive offices at One Corporate Center, Rye, New York 10580 by December 22, 2017 in order to be considered for inclusion in next year’s proxy statement and proxy.  For any shareholder proposal submitted outside Rule 14a-8 of the Exchange Act to be considered timely under our Amended and Restated Bylaws, the Company must receive notice of such proposal, or any nomination of a director by a shareholder, no earlier than January 3, 2018 and no later than February 2, 2018.
OTHER MATTERS
We know of no other matters to be presented at the 2017 Annual Meeting other than the election of directors and the ratification of auditors, all as described above. If other matters are properly presented at the 2017 Annual Meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of the Company.
We will provide a free copy of our Annual Report on Form 10-K for the year ended December 31, 2016.  Requests should be in writing and addressed to our Secretary at Associated Capital Group, Inc., One Corporate Center, Rye, NY 10580-1422.

ANNEX A
GUIDELINES FOR DIRECTOR INDEPENDENCE
For a director to be deemed “independent,” the Board shall affirmatively determine that the director has no material relationship with Associated Capital Group, Inc. (together with its consolidated subsidiaries, “Associated Capital”) or its affiliates or any member of the senior management of Associated Capital or his or her affiliates. This determination shall be disclosed in the proxy statement for each annual meeting of Associated Capital’s shareholders.  In making this determination, the Board shall apply the following standards:
• A director who is an employee, or whose immediate family member is an executive officer, of Associated Capital will not be deemed independent until three years after the end of such employment relationship.  Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following that employment.
• A director who received, or whose immediate family member received in any twelve month period over the last three years more than $120,000 in direct compensation from Associated Capital will not be deemed independent.  In calculating such compensation, the following will be excluded:
• director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
• compensation received by a director for former service as an interim Chairman or Chief Executive Officer; and
• compensation received by an immediate family member for service as a non-executive officer employee of Associated Capital.
• A director will not be considered independent if:
• the director is a current partner or employee of a firm that is Associated Capital’s internal or external auditor;
• the director has an immediate family member who is a current partner of  Associated Capital’s internal or external auditor;
• the director has an immediate family member who is a current employee of Associated Capital’s internal or external auditor and personally works on Associated Capital’s audit; or
• the director or an immediate family member was within in the last three years a partner or employee of Associated Capital’s internal or external auditor and personally worked on Associated Capital’s audit within that time.
• A director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Associated Capital’s current executive officers serve on that company’s compensation committee will not be deemed independent.
•  A director who is, a current employee, or whose immediate family member is an executive officer, of an entity that makes payments to, or receives payments from, Associated Capital for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, will not be deemed independent.
• A director who serves as an executive officer of a tax-exempt entity that receives significant contributions (i.e., more than 2% of the annual contributions received by the entity or more than $1 million in a single fiscal year, whichever amount is greater) from Associated Capital, any of its affiliates, any executive officer or any affiliate of an executive officer within the preceding twelve-month period may not be deemed independent, unless the contribution was approved by the Board and disclosed in Associated Capital’s proxy statement.

For purposes of these Guidelines, the terms:
• “affiliate” means any consolidated subsidiary of Associated Capital and any other company or entity that controls, is controlled by or is under common control with Associated Capital, as evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity; and
• “immediate family” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.
The Board shall undertake an annual review of the independence of all non-employee directors. In advance of the meeting at which this review occurs, each non-employee director shall be asked to provide the Board with full information regarding the director’s business and other relationships with Associated Capital and its affiliates and with senior management and their affiliates to enable the Board to evaluate the director’s independence.
Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, directors or members of their immediate family, and, on the other hand, Associated Capital and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to the approval requirement set forth in the following provision.

ASSOCIATED
CAPITAL GROUP

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IMPORTANT ANNUAL MEETING INFORMATION 000004

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MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed below and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Richard L. Bready	☐	☐	02 - Mario J. Gabelli	☐	☐	03 - Douglas R. Jamieson	☐	☐
04 - Daniel R. Lee	☐	☐	05 - Bruce M. Lisman	☐	☐	06 - Frederic V. Salerno	☐	☐
07 - Salvatore F. Sodano	☐	☐						

The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2016 are available free of charge on the following websites:
www.associated-capital-group.com/GAB_pdf/SEC/2016Q4
www.associated-capital-group.com/GAB_pdf/SECProxy2016

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Associated Capital Group, Inc.

Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders, May 3, 2017

(See Proxy Statement for discussion of items)

The undersigned hereby appoints Kevin Handwerker and Patrick Dennis, and each of them, jointly and severally, as proxies, with power of substitution, to vote all shares of Class A and Class B Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2017 Annual Meeting of Shareholders of Associated Capital Group, Inc., or any adjournments or postponements thereof. This proxy hereby revokes any proxies previously submitted by the shareholder with respect to the shares represented by this proxy.

IF NO OTHER INDICATION IS MADE ON AN EXECUTED PROXY CARD, THE PROXIES WILL VOTE FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please sign, date and return promptly in the accompanying envelope.